Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
QuickLogic, Corporation
Sunnyvale, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2016, relating to the consolidated financial statements and schedule as of January 3, 2016 and for the years ended January 3, 2016 and December 28, 2014 of QuickLogic Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended January 1, 2017.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Jose, California
March 15, 2017